                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

    LINKABIT WIRELESS, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

          1. The name of the Corporation is Linkabit Wireless, Inc. The Corporation was originally incorporated under the name Titan Information Systems Corporation.

          2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State on November 12, 1993.

          3. The Corporation's Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State on May 16, 1994.

          4. The Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A, has been duly adopted by the Board of Directors and by the sole stockholder of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

    IN WITNESS WHEREOF, Linkabit Wireless, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Financial Officer and attested to by its Secretary this 4th day of December 1997.

                                       /s/ Frederick L. Judge
                                       ----------------------------------
                                       Name:  Frederick L. Judge
                                       Title:    Chief Executive Officer

                   Attest:   /s/ M. Wainwright Fishburn, Jr.
                             --------------------------------------
                             M. Wainwright Fishburn, Jr. Secretary

                                      EXHIBIT A

                           AMENDED AND RESTATED CERTIFICATE
                     OF INCORPORATION OF LINKABIT WIRELESS, INC.

                                      ARTICLE I.

    The name of the Corporation is Linkabit Wireless, Inc. (hereinafter the "Corporation").

                                     ARTICLE II.

    The registered office of the Corporation within the State of Delaware is located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Dover, Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                     ARTICLE III.

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

                                     ARTICLE IV.

     A. The total number of shares of stock that the Corporation shall have authority to issue is Eighty-Five Million (85,000,000) of which (i) Fifty Million (50,000,000) shares shall be shares of Class A Common Stock, $.001 par value per share (the "Class A Common Stock"), and Twenty-Five Million (25,000,000) shares shall be shares of Class B Common Stock, $.001 par value per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and
(ii) Ten Million (10,000,000) shares shall be shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

     B. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock of the Corporation, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted.

     C. Upon the filing of this Amended and Restated Certificate of Incorporation, each issued and outstanding share of Common Stock as of December 3, 1997, shall be automatically converted into one share of Class B Common Stock.

     D. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the
Corporation:

          1. Except as otherwise set forth below in this ARTICLE IV, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

          2. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Class A Common Stock or with respect to Class B Common Stock (other than dividends or other distributions payable in shares of Common Stock), a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an amount equal per share. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          3.  a.   At every meeting of the stockholders of the Corporation,
every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of the stockholders; provided, however, that with respect to any proposed conversion subsequent to a Tax-Free Spin-Off (as defined in paragraph (D)(6)(b) below) of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (D)(6)(b) below, each holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by this
ARTICLE IV, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.

               b. Subject to any rights of the holders of Preferred Stock, the provisions of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Amended and Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock. Neither the outcome of any vote with respect to any proposed conversion subsequent to a Tax-Free Spin-Off of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (D)(6)(b) below nor the occurrence of the events described in the last sentence of paragraph (D)(6)(b)(iii) below shall be deemed to be a modification, revision, alteration, amendment, repeal or rescission of the provisions of this Amended and Restated Certificate of Incorporation.

               c. Every reference in this Amended and Restated Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.

          4. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For the purposes of this paragraph (D)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          5. In the event of (i) any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation unless (ii) immediately following such event, and based solely on the securities issued in connection therewith, a majority of the total voting power of the successor corporation is held by Persons that were stockholders of the Corporation immediately prior to such event, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock.

          6.  a.   Prior to the date on which shares of Class B Common Stock
are distributed to stockholders of Titan (as defined in paragraph (D)(6)(b) below), or to stockholders of the Class B Transferee (as defined in paragraph
(D)(6)(b) below) in a Tax-Free Spin-Off, each record holder of shares of Class B Common Stock may convert from time to time any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to Persons (as defined in paragraph (D)(6)(b) below) named therein, setting forth the number of shares of Class A Common Stock to be issued to each such Person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in paragraph (D)(6)(b) below.

               b. (i) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock immediately prior to the transfer of such share if, after such transfer, such share is not Beneficially Owned (as defined below) by Titan or, as set forth below in this paragraph (D)(6)(b), by the Class B Transferee or any subsidiary of the Class B Transferee. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (x) in any transfer effected in connection with a distribution of Class B Common Stock as a spin-off, split-up or split-off to stockholders of Titan or stockholders of the Class B Transferee intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (y) except as otherwise set forth below in this paragraph (D)(6)(b), in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph (D)(6), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of Titan or stockholders of the Class B Transferee, as the case may be, following receipt of an affidavit described in clauses (vi) or (vii) of the first sentence of paragraph (D)(6)(d) below. For purposes of this paragraph
(D)(6), ARTICLE X AND ARTICLE XI, "Titan" shall mean The Titan Corporation, a Delaware corporation, all successors to The Titan Corporation by way of merger, consolidation or sale of all or substantially all its assets, and all corporations, partnerships, joint ventures, associations and other entities in which The Titan Corporation Beneficially Owns (as defined below), directly or indirectly, 50% or more of the outstanding voting stock, voting power or similar voting interests ("Voting Interests") (each, a "Subsidiary Entity"), but which shall not include the Corporation or any Subsidiary Entity in which the Corporation Beneficially Owns, directly or indirectly, 50% or more of the outstanding Voting Interests. For purposes of this paragraph (D)(6), ARTICLE X and ARTICLE XI, the terms "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the meanings ascribed to such terms in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on December 4, 1997.

                  (ii) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock representing more than a 50% equity interest in the then outstanding shares of Common Stock taken as a whole transferred in a single transaction to one Person who is not an affiliate of Titan (together with its successors, the "Class B Transferee") or to the Class B Transferee and any Subsidiary Entity of the Class B Transferee, and shares of Class B Common Stock transferred among a Class B Transferee and any Subsidiary Entity thereof, shall not automatically convert to Class A Common Stock upon the transfer of such shares. Any shares of Class B Common Stock retained by Titan following any such transfer of shares of Class B Common Stock to the Class B Transferee shall automatically convert into shares of Class A Common Stock upon such transfer. For purposes of this paragraph (D)(6), the term "Person" shall mean any individual, firm, corporation or other entity; each reference to an "individual" (or to a "record holder" of shares, if an individual) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such individual or record holder.

                  (iii) In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of Titan or the stockholders of the Class B Transferee, as the case may be, in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Titan or the Class B Transferee, as the case may be, delivers to the Corporation the written advice of counsel, reasonably satisfactory to the Corporation, to the effect that (x) such conversion could adversely affect the ability of Titan or the Class B Transferee, as the case may be, to obtain a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code or (y) the Internal Revenue Service has adopted a general non-ruling policy on tax-free spinoffs and that such conversion could adversely affect the status of the transaction as a Tax-Free Spin-Off. If such written advice of counsel is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote (irrespective of the voting rights provided for such shares under paragraph (D)(3)(a) above) in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes, on the per share voting basis provided in the preceding sentence, entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose. Notwithstanding the foregoing, if Titan or the Class B Transferee, as the case may be, delivers to the Corporation prior to such anniversary the written advice of counsel, reasonably satisfactory to the Corporation, to the effect that such vote could adversely affect the status of the transaction as a Tax-Free Spin-Off (including without limitation the ability to obtain a favorable ruling from the Internal Revenue Service), such vote shall not be held and no such conversion shall take place. Upon delivery of such written advice of counsel as to such vote, and the further advice that the continued existence of this paragraph (D)(6)(b)(iii) itself could adversely affect the status of the transaction as a Tax-Free Spin-Off (including without limitation the ability to obtain a favorable ruling from the Internal Revenue Service), then this paragraph (D)(6)(b)(iii) shall thereafter be null and void and no longer be deemed to be part of this Amended and Restated Certificate of Incorporation.

                  (iv) If at any time prior to a Tax-Free Spin-Off Titan or a Class B Transferee shall cease, respectively, to Beneficially Own a number of outstanding shares of Class B Common Stock at least equal to 50% of the voting power represented by the aggregate number of shares of Common Stock then outstanding entitled to vote generally in the election of directors, then each share of Class B Common Stock Beneficially Owned by such less than 50% owner shall automatically convert into one share of Class A Common Stock.

                  (v) The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record as soon as practicable after the conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

         (w)  the automatic conversion date;

         (x) that all outstanding shares of Class B Common Stock are automatically converted;

         (y) the place or places where certificates for such shares are to be surrendered for conversion; and

         (z) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (D)(6)(f) below.

               c. Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (D)(6)(d) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock as provided in paragraph (D)(6)(a) above. Prior to a Tax-Free Spin-Off, no one other than those Persons in whose names shares of Class B Common Stock originally are registered on the stock ledger of the Corporation, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (D)(6)(d) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

    Holders of shares of Class B Common Stock may at any and all times transfer to any Person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

               d. Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                  (i) an affidavit from Titan stating that such certificate is being presented to effect a transfer by Titan of such shares to a Subsidiary Entity of Titan; or

                  (ii) an affidavit from Titan stating that such certificate is being presented to effect a transfer by any Subsidiary Entity of Titan of such shares to Titan or another Subsidiary Entity of Titan; or

                  (iii) an affidavit from Titan (or the Class B Transferee) stating that such certificate is being presented to effect a transfer by Titan (or the Class B Transferee) or any of its (or the Class B Transferee's) Subsidiary Entities of such shares to a Class B Transferee or a Subsidiary Entity of the Class B Transferee as contemplated by paragraph (D)(6)(b); or

                  (iv) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to a Subsidiary Entity of the Class B Transferee; or

                  (v) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by any Subsidiary Entity of the Class B Transferee of such shares to the Class B Transferee or another Subsidiary Entity of the Class B Transferee; or

                  (vi) an affidavit from Titan stating that such certificate is being presented to effect a transfer by Titan of such shares to the stockholders of Titan in connection with a Tax-Free Spin-Off; or

                  (vii) an affidavit from the Class B Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to the stockholders of the Class B Transferee in connection with a Tax-Free Spin-Off.

    Each affidavit of a record holder furnished pursuant to this paragraph
(D)(6)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

               e. Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

         "The shares of Class B Common Stock represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph (D)(6)(d) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of this Corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (D)(6)(d) of said ARTICLE IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock and such shares will have been automatically converted into Class A Common Stock upon any such purported transfer. The record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

    Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (D)(6)(e).

               f. Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph
(D)(6), any dividend, for which the payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend payable in Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

               g. The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph
(D)(6), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

               h. In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (D)(6) or in connection with the making of any determination referred to in this paragraph (D)(6):

                  (i) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for such purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (D)(6)(f) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                  (ii) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

               i. The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (D)(6), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          7. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or as otherwise expressly required by applicable law.

     E. Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation or a duly-authorized committee of the Board of Directors of the Corporation, in accordance with the laws of the State of Delaware, is hereby authorized to determine or alter the relative rights, powers (including voting powers), preferences and privileges granted to Preferred Stock or any wholly unissued series of shares of Preferred Stock, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease (but not below the number of shares of any series of Preferred Stock then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      ARTICLE V.

     A. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

     B. No stockholder shall be entitled to exercise any right of cumulative voting.

                                     ARTICLE VI.

    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

                                     ARTICLE VII.

    The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the bylaws of the Corporation.

                                    ARTICLE VIII.

     A. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

          1.  to adopt, amend or repeal the bylaws of the Corporation;
provided, however, that the bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that in the case of amendments by stockholders, effective as of the first time at which Titan shall cease to be the Beneficial Owner of an aggregate of at least a majority of the voting power of the Voting Stock (as defined in paragraph (B) of this ARTICLE VIII) then outstanding (the "Trigger Date"), the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the bylaws or adopt any provision of the bylaws inconsistent with any other provision of the bylaws; and

          2. from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

     B. The Corporation may in its bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Effective as of the Trigger Date and notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, paragraph
(A)(1) of this ARTICLE VIII. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

                                     ARTICLE IX.

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation and its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) under Section 174 of the GCL; or (d) for any transaction from which the director derived an improper personal benefit.

    If the GCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of the foregoing provisions of this ARTICLE IX shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

                                      ARTICLE X.

     A. In anticipation that the Corporation will cease to be a wholly owned subsidiary of Titan, but that Titan will remain a stockholder of the Corporation, and in anticipation that the Corporation and Titan may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Titan (including service of officers and directors of Titan as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors to fully satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE X are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Titan and its officers and directors, and the powers, rights, duties and liabilities of the Corporation or its officers, directors and stockholders in connection therewith.

     B.  Except as the Corporation and Titan may otherwise agree in writing:

          1. Titan shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and

          2. neither Titan nor any officer or director thereof shall be presumed liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Titan or of such person's participation therein.

    In the event that Titan acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Titan and the Corporation, Titan (and its officers and directors) shall be entitled to offer such corporate opportunity to the Corporation or Titan as Titan deems appropriate under the circumstances in its sole discretion and shall not be presumed liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that Titan pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

     C. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Titan acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Titan (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Titan as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee shall be presumed liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Titan rather than the Corporation or did not communicate information regarding such corporate opportunity to the Corporation or (ii) Titan pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

     D. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE X.

     E. For purposes of this ARTICLE X and ARTICLE XI only, the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation Beneficially Owns (as defined in ARTICLE IV, Section (D)(6)(b) above) (directly or indirectly) 50% or more of the outstanding Voting Interests (as defined in
ARTICLE IV, Section (D)(6)(b) above).

     F. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, the foregoing provisions of this ARTICLE X shall expire on the date that Titan ceases to Beneficially Own (as defined in ARTICLE IV, Section (D)(6)(b) above) (directly or indirectly) Common Stock representing at least 20% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Titan. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE X nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any provision of this ARTICLE X shall eliminate or reduce the effect of this ARTICLE X in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE X, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     G.  The provisions of this ARTICLE X are in addition to the provisions of
ARTICLE XI.

                                     ARTICLE XI.

     A. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Titan or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, Titan or any Related Entity, shall be void or voidable solely for the reason that Titan, a Related Entity or any one or more of the officers or directors of the Corporation, Titan or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his, her or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation's bylaws, the GCL, written agreement between the Corporation and Titan and other applicable law. For purposes of this ARTICLE XI, (i) the term "Related Entity" means a corporation, partnership, joint venture, association or other organization in which one or more of the directors of the Corporation has or have a direct or indirect financial interest and (ii) the term the "Corporation" has the meaning set forth in ARTICLE X, Section (E).

     B. Directors of the Corporation who are also directors or officers of Titan or of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Titan and any Related Entity may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

     C. Neither Titan nor any officer or director thereof or of any Related Entity shall be presumed liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Titan or an officer or director thereof or of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Titan or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Titan or such Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of Titan or such Related Entity for the purpose of any such agreement or contract.

     D. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE XI.

     E. For purposes of this ARTICLE XI, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation Beneficially Owns (as defined in ARTICLE IV, Section (D)(6)(b) above) (directly or indirectly) 50% or more of the outstanding Voting Interests (as defined in ARTICLE IV, Section (D)(6)(b) above), or with any officer or director thereto, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

     F. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE XI nor the adoption of any provision inconsistent with any provision of this ARTICLE XI shall eliminate or reduce the effect of this
ARTICLE XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE XI, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

     G.  The provisions of this ARTICLE XI are in addition to the provisions of
ARTICLE X.

                                     ARTICLE XII.

     A. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the bylaws.

     B. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in this Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office, at any time, but only for cause and only be the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, however, that prior to the Trigger Date any director or directors may be removed from office, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

     C. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, and in addition to any vote of the Board of directors required by applicable law or this Amended and Restated Certificate of Incorporation, effective as of the Trigger Date, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this
ARTICLE XII.

                                    ARTICLE XIII.

    The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities or property of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     A. The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

     B. Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

     C. Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights following the occurrence of specified events, including without limitation a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

     D. Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and cause the rights held by such holder to become void.

     E. Provisions which permit the Corporation to redeem or exchange such rights.

     F.  The appointment of a rights agent with respect to such rights.

                                     ARTICLE XIV.

    The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


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